Exhibit 10.37

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment”) is made and entered into effective December 30, 2011, by and between AssuranceAmerica Insurance Company, (“AAIC”), and AssuranceAmerica Corporation, a Nevada corporation, (“AAC”).

W I T N E S S E T H:

WHEREAS, AAC is distributing by assignment a contribution to the capital of AAIC and AAIC has agreed to accept the assignment of the Promissory Note Secured By Mortgage and Real Estate Mortgage, copies of which are attached as Exhibit 1 (“Note and Mortgage”).

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Assignment. AAC assigns and transfers unto AAIC all of its right, title, claim and interest in the Note and Mortgage and all rights and benefits accrued and accruing thereunder. AAIC accepts the foregoing assignment.

2.     Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.     Binding Effect. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither party may assign its obligations hereunder without the prior written consent of the other party hereto. No modification of this Assignment shall be valid unless the same is in writing and is signed by AAIC and AAC.

4.     Applicable Law. This Assignment shall be construed in accordance with and governed by the laws of the State of Georgia without regard to conflicts of law principles of Georgia.

IN WITNESS WHEREOF, AAIC and AAC have caused this instrument to be duly executed under seal as of and on the date first above written.

AAIC:

By:	/s/ Mark H. Hain
Name:	Mark H. Hain
Title:	Executive Vice President

AAC:

By:	/s/ Mark H. Hain
Name:	Mark H. Hain
Title:	Executive Vice President

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EXHIBIT 1

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PROMISSORY NOTE SECURED BY MORTGAGE

$1,500,000.00	Atlanta, Georgia
December 30, 2011

FOR VALUE RECEIVED, the undersigned, Guy W. Millner residing at 3640 Tuxedo Road, Atlanta, Ga.30325 (the “Borrower”), promises to pay to the order of AssuranceAmerica Corporation with offices at 5500 Interstate North Parkway, Suite 600, Atlanta Georgia 30328, (the “Lender”), on or before the earlier to occur of (i) December 30, 2018, (ii) the sale and closing of the sale of the property securing this Note, or (iii) the payment of that certain Note of even date herewith from AssuranceAmerica Corporation payable to Borrower in the amount of $1,500,000.00, in lawful money of the United States, and in immediately available funds, at such place as the holder of this Note from time to time may designate to Borrower in writing, the principal sum of One Million Five Hundred Thousand and No/100 dollars ($1,500,000.00) and to pay interest thereon in arrears at the fixed rate of Five Percent (5%) per annum payable each quarter beginning March 30, 2012 and each quarter thereafter.

This Note and all amounts required to be paid hereunder, are all secured by a Mortgage of even date herewith on real estate described therein.

All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest and then to principal. Interest payable hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Accrued and unpaid interest shall be due and payable upon maturity of this Note. After maturity or in the event of default, interest shall continue to accrue on the Note at the rate set forth above plus five per cent and shall be payable on demand of the Lender.

The outstanding principal amount of this Note may be prepaid by the Borrower in whole at any time or in part from time to time without any prepayment penalty or premium; provided, that upon such payment any interest due to the date of such prepayment on such prepaid amount shall also be paid. Notwithstanding anything in this Note to the contrary, the interest rate charged hereon shall at no time exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by the Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

Borrower shall be in default hereunder if any of the following “events of default” occur. These shall consist of:

(i) default in the payment by the Borrower to the Lender of principal or interest under this Note as and when the same shall become due and payable;

(ii) default by the Borrower under any other obligation, instrument, note or agreement for borrowed money, beyond any applicable notice and/or grace period;

(iii) breach under that certain Deed of Trust of even date between the parties hereto;

(iv) institution of any proceeding by or against the Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within sixty (60) days, or the Borrower’s assignment for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for the Borrower or the Borrower’s property or the Borrower’s being adjudicated a bankrupt or insolvent.

However, non-monetary defaults are not deemed to be defaults unless not cured within thirty (30) days of written notice from Lender of such default

Upon the occurrence of any event of default, interest shall accrue on the outstanding balance of this Note at the default rate of Ten Percent (10%) per annum, the entire unpaid principal amount of this Note and all unpaid interest accrued thereon shall, at the sole option of the Lender or other holder, without demand or notice, become immediately due and payable, and the Lender shall thereupon have all the rights and remedies provided hereunder or under the Deed of Trust, or now or hereafter available at law or in equity.

If, following an event of default, the holder of this Note employs attorneys to enforce collection of this obligation, in whole or in part, then Borrower will pay, a reasonable fee for such attorneys’ and any legal assistants’ services, regardless of whether suit is instituted and, if a suit or other action or proceeding is instituted to enforce payment of all or any portion of this obligation, for all trial and appellate proceedings, if any. Borrower also will pay (i) all other costs of collection incurred, and (ii), all costs and reasonable attorneys’ and legal assistants’ fees incurred by the holder for all administrative, trial, and appellate proceedings involving this obligation.

The remedies of Lender as provided herein and in the Deed of Trust shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

This Note will be interpreted, construed, applied, and enforced according to the laws of the State of Georgia, regardless of where executed or delivered, where payment is made, where any action or other proceeding involving this Note is instituted, or whether the laws of the State of Georgia otherwise would apply the laws of another jurisdiction. Borrower irrevocably agrees that subject to Lender or Holder’s sole and absolute election, all actions and proceedings in any way arising from or relating to this Note shall be litigated in courts having situs within the State of Georgia, or at Holder’s option where any of the

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Holder’s places of business are located or where Borrower is domiciled. Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within any such county and state and Borrower hereby agrees to service of legal process in any such action by certified or registered mail, return receipt requested.

Borrower, and any endorser or guarantor of this Note hereby waives presentment, demand and notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note and assents to any extension or postponement of the time of payment or any indulgence, to any substitution, exchange or release of collateral and to addition or release of any other party primarily or secondarily liable.

This Note shall be binding upon the successors and assigns of the undersigned Borrower and shall inure to the benefit of the successors, heirs and assigns of the Lender.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first stated above.

Borrower:

/s/ Guy W. Millner
Guy W. Millner, an individual

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This Document Prepared By and Return to:

Real Estate Mortgage

THIS MORTGAGE made this 30th day of December, 2011 between Virginia Wright Millner, herein called Mortgagor, in consideration of the promissory note from AssuranceAmerica Corporation, herein called Mortgagee, (the terms “Mortgagor” and “Mortgagee” include all parties in each capacity to this instrument and their respective heirs, personal representatives, successors and assigns; the term “note” includes all promissory notes described herein) to Guy W. Millner, the spouse of Mortgagor, and related Warrant Agreement, and Security Agreement, given in exchange for a promissory note from Guy W. Millner to mortgagee and this mortgage from Mortgagor to Mortgagee. Mortgagor hereby mortgages to Mortgagee the real property in Palm Beach County, Florida, described as:

Lot 57 and that part of Lot 59 lying north of a fine parallel to and 70 feet north of the south line of said Lot 59, LONE CABBAGE ISLAND DEVELOPMENT now renamed EVERGLADES ISLAND, according to the Plat thereof recorded in Plat Book 18, Page 31, Public Records of Palm Beach County, Florida; also known as 631 Island Drive, Palm Beach, Florida 33480.

TOGETHER with all easements, connected therewith, improvements now or hereafter made thereon, fixtures attached thereto, any furniture or furnishings located thereon or therein and any reversions, remainders, rents, issues and profits thereof as security for the payment of the promissory note, a copy of which is attached.

AND Mortgagor hereby covenants:

1. That Mortgagor is in actual possession and seized of said real property in fee simple with full power and lawful right to mortgage the same; that said property is free from all liens and encumbrances except as set forth herein; that Mortgagor fully warrants the title to said real property and will defend the same against lawful claims of all persons whomsoever.

2. To pay all money required by this mortgage promptly when due.

3. To pay all taxes, assessments, levies, liabilities, obligations and encumbrances of every description now on or which may hereafter accrue on said property, or this mortgage when due. If any part thereof not paid when due, Mortgagee may pay it without waiving the option to foreclose this mortgage or any other right hereunder.

4. To pay all costs and expenses together with reasonable attorney’s fees (including appellate proceedings) incurred by Mortgagee because of any default by Mortgagor under this mortgage.

5. To keep the improvements now or hereafter on said property insured against loss by fire or other hazards included in the terms “extended coverage” and “other perils” in a minimum amount secured by this mortgage. The policy shall be held by and made payable to Mortgagee by standard New York mortgagee clause without contribution as Mortgagee’s interest may appear. If any money becomes payable under such policy, then all checks for said money will be made payable to Mortgagor and Mortgagee and the proceeds shall be first applied to restore the mortgaged property to the condition it was immediately before the loss occurred and if there be any excess or if the property not so restored then Mortgagee may apply the same to the payments last due on the debt secured hereby or may permit Mortgagor to use it, or any part thereof, for other purposes without waiving or impairing any lien or right hereunder. If Mortgagor fails to obtain such policy, Mortgagee may procure it and pay therefore without waiving the option to foreclose this mortgage or any other right hereunder.

6. To permit, commit or suffer no waste, impairment or deterioration of said property or any part thereof.

7. That if said property, or any part thereof, is taken by eminent domain, Mortgagee shall have the right to receive and apply all money paid for such taking to the payments last due on the debt secured hereby or may permit Mortgagor to use it, or any part thereof, for other purposes without waiving or impairing any lien or right under this mortgage.

8. That if Mortgagee shall hold another mortgage or lien on said property, a default under such other mortgage or lien shall constitute a default under this mortgage also. Any default under this mortgage shall likewise constitute a default under such other mortgage or lien. If foreclosure proceedings under any mortgage or lien (whether held by Mortgagee or another) affecting said property are instituted, this shall constitute a default under this mortgage.

9. If all or any part of the property herein is transferred without the Mortgagee’s prior written consent, the Mortgagee may require all sums secured hereby immediately due and payable.

10. That Mortgagee may forbear to enforce defaults under this mortgage or may extend the time for payment of any money secured hereby or may take other or additional security and may deal directly with any owner of said property in all respects pertaining to this mortgage and said note, or either, without notice to or the consent of any person liable under this mortgage and said note, or either, and without discharging or affecting the liability of any person liable under this mortgage and said note, or either.

11. That the rents, profits, income, issues and revenues of said property (including any personal property located thereon or therein) are assigned and pledged as further security for the payment of the debt secured hereby with the right (but no duty) on the part of Mortgagee to demand and receive and apply them on said debt at any time after a default hereunder

12. That if any dispute arises involving said note and this mortgage, or either, wherein Mortgagee incurs any costs (regardless of whether or not legal proceedings are instituted) or if any action or proceeding (including appellate proceedings) shall be maintained by any person other than Mortgagee wherein Mortgagee is made a party, all expenses incurred by Mortgagee to prosecute or defend the rights created by this mortgage and said note, or either, together with reasonable attorney’s fees and costs, whether same be rendered for negotiation, trial or appellate work, shall be paid by Mortgagor.

13. That if any money secured hereby is not fully paid within 10 days after it becomes due, or if any covenant or agreement of said note and this mortgage, or either, is breached, Mortgagee shall have the option to accelerate payment of the entire principal and any other money secured hereby as immediately due and payable without notice. Time is of the essence of this mortgage. Any payment made by Mortgagee under paragraphs 3, 4, 5, or 11 shall bear interest at the maximum legal rate from the date of payment and shall be secured by this mortgage. No waiver of or failure to enforce any default or obligation under this mortgage and said note, or either, shall constitute a waiver of any subsequent default or of the terms of either instrument. If there is any conflict between the terms of this mortgage and said note, the terms of this mortgage shall prevail.

In Witness Whereof, the mortgagor has hereunto set her hand and seal the day and year first above written.

MORTGAGOR:

/s/ Virginia W. Millner
Virginia W. Millner

STATE OF GEORGIA )
)SS.
COUNTY OF [ILLEGIBLE] )

Sworn to and subscribed before me this 30th day of December, 2011, by Virginia W. Millner, who is personally known to me or who have produced                                     as identification.

/s/ Arina J. Meeuwsew
Signature of Acknowledger
/s/ Arina Meeuwsew
Typed or Printed name
Notary Public
My Commission Expires: